Exhibit 99.3

Transcript of

NeOnc Technologies Holdings, Inc.

Investor Conference Call to Present Data Updates from Ongoing NEO100-1 Phase

1/2a Clinical Trial and Compassionate Use Program

November 12, 2025

Participants

Amir F. Heshmatpour - CEO, Executive Chairman, and President, NeOnc Technologies Holdings, Inc.

Thomas Chen - Founder, CSO and Board Director, NeOnc Technologies Holdings, Inc.

Josh Neman - Chief Clinical Officer, NeOnc Technologies Holdings, Inc.

Alexandra M. Miller - Chief of Neuro-Oncology and Co-Director of the Brain and Spine Tumor Center at NYU Langone

Henry S. Friedman - Chair of Scientific Advisory Board, NeOnc Technologies Holdings, Inc.

Analysts

Presentation

Operator

Amir F. Heshmatpour - CEO, Executive Chairman, and President, NeOnc Technologies Holdings, Inc.

Good morning everyone and thank you for joining us. I am Amir Heshmatpour, Executive Chairman, President, CEO of NeOnc Technologies Holdings, Incorporated. I’m joined today by our leadership team and scientific team members. Dr. Thomas Chen, our Chief Medical Officer; Dr. Josh Neman, our Chief Clinical Officer; Keithly Garnett, our Chief Financial Officer; Dr. Dr. Henry Friedman, Chair of our Scientific Advisory Board, and Dr. Alex Miller, a key member of our Scientific Advisory Board.

Together, this team reflects the depth and experience of innovation driving NeOnc forward. Today marks an important milestone for NeOnc. Through the dedication of our investigators, patient and scientific collaborators, we have achieved full enrollment in our lead Phase 2 clinical study, NEO100, our internasal therapeutic designed for recurrent IDH1-mutated high-grade gliomas.

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This morning, we will be discussing significant radiographic response and long-term survival in recurrent World Health Organization grade III, grade IV, IDH1-mutant high-grade gliomas treated with intranasal NEO100, findings that underscore the promise of our platform and its potential transform outcome in some of the most challenging brain cancers.

This program embodies our mission, translating innovation into hope for patients who have long been without effective options. This data we will review today, not only will demonstrate meaningful radiographic response, but also durable survival benefits that are beginning to redefine what is possible in aggressive CNS malignancies.

With that, I will turn it over to Dr. Thomas Chen.

Thomas Chen - Founder, CSO and Board Director, NeOnc Technologies Holdings, Inc.

Thank you, Amir. So today, what we will be doing is presenting our data from the Phase 2a, as Mr. Heshmatpour has stated. And what we will be looking at is initial introduction to the trials that NeOnc has currently in progress. And what we have here is basically our NEO100-01. These are the results that we will be talking about today in patients with recurrent Grade III and grade IV astrocytomas. All these patients have IDH1 mutations. These patients have been treated with standard care therapy and now have recurrence of their disease.

This is a phase 2a trial. And as mentioned, we have now completed enrollment of 25 patients. Our NEO100-02 is also given intranasally. It is still in progress. It is given for treatment of meningiomas. Meningiomas are the most common type of benign brain tumors. However, they can also become atypical or malignant. And these are the patients that we will be treating in our Phase 2. It’s currently at 7 out of 30 for enrollment.

Our next trial, NEO212, is given orally. It’s a chemical conjugate of Temozolomide with NEO100. We’re currently in Phase 1. We’re treating all brain tumors. We are now in our last cohort. We’ve enrolled 13 out of 15 patients. And this is the maximum tolerant group. Tolerant dosage has not been reached.

And our last trial is NEO100-03. It is our pediatric application. We are going to be giving it intranasally as well. We’ll be treating pediatric brain cancer, usually in midline. It is currently in the Phase 1, and it will be starting enrollment.

Josh Neman - Chief Clinical Officer, NeOnc Technologies Holdings, Inc.

Thank you, Tom. Now I’ll go over the NEO100-01 Phase 2 objectives, which we are fully enrolled in. Quickly, I’ll go over the eligibility requirements, which are for patients with WHO recurrent IDH1-mutant, Grade III, Grade IV astrocytomas, who have gone from standard of care therapy. This includes radiation and temozolomide. Our primary objectives for this phase 2a trial has been progression-free survival at six months. Our secondary objectives have been to assess objective response rates, overall survival, evaluate safety and tolerability, and confirm every exposure to Perillic acid, and collect quality of life data.

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As you can see from our swimmers chart, these are all patients enrolled within the phase 2a trial. Amongst patients on our Phase 2a cohort who have been on study for at least six months, we have achieved a 44% progression-free survival. These are eight out of 18 evaluable patients. This rate, as you can see, significantly exceeds historical benchmarks of 21% to 31%, indicating a meaningful improvement in disease control compared to prior studies.

Now I’d like to go over our significant radiographic response and long-term survivor cohort summary. These were patients with, again, recurrent IDH1 mutant WHO grade III/IV astrocytomas. In this cohort summary, we looked at 24 patients receiving intranasal NEO100 only across our Phase 1, which was five patients, and Phase 2a, which were 18 patients, as well as one compassionate use.

Again, all patients were enrolled in study for a minimum of six months prior to data cutoff. MRI confirmed radiographic response via MRI contrast and perfusion. We saw no major toxicity reported and any chronic intranasal dosing.

These are a summary of the five patients that we will be going over with respect to our radiographic response. Again, these patients are alive, all are alive, and are on NEO100. I will be going over the patient history, and Dr. Chen will be going over the radiographic response imaging.

For patient one, we have a female who’s 63 years old. She was diagnosed with WHO Grade IV IDH1 mutant astrocytoma with unmethylated MGMT status. She presented with, on February 2022, showing a partially necrotic left partial mass. She then went on gross total resection, then adjuvant therapy, which included radiation and temozolomide, followed by six maintenance of temozolomide. On follow-up on December 22, there was confirmed metabolic activity consistent with recurrence. She had no other active therapies after October 22. On her MRI in January of 2023, she showed an irregular left periventricular enhancing mass and started NEO100. She has been on NEO100 for 35 cycles, which corresponds to 35 months. Dr. Chen?

Thomas Chen - Founder, CSO and Board Director, NeOnc Technologies Holdings, Inc.

This is the radiographic imaging of this patient. What you can see is in her left parietal periventricular area is a post-contrast imaging showing a contrast enhancing mass. This is at baseline. After cycle eight, without any other treatment, you can see that this mass has significantly decreased in size. And then after cycle 34, almost all the mass is gone from the sample contrast enhancement. And on the perfusion scan, which demonstrates that there’s increased blood flow to the tumor, it is negative.

Josh Neman - Chief Clinical Officer, NeOnc Technologies Holdings, Inc.

Our second patient is a female, 46 years of age. She was diagnosed again with a WHO grade IV IDH1 mutant astrocytoma with an unknown MGMT status. She went through initial management of surgical resection, followed by adjuvant therapy, which included radiation therapy and four cycles of temozolomide and an Optune device. Prior to study, there was clinical progression of evidence of relapse for this patient. She went on 58 cycles of NEO100 and is currently alive. Dr. Chen?

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Thomas Chen - Founder, CSO and Board Director, NeOnc Technologies Holdings, Inc.

This shows the patient’s MRI scan at the time of enrollment, and you can see the area of contrast enhancement. After two cycles, you can still see the mass, but on her perfusion scan, it is cold. And after cycle 57 that mass is pretty much gone and her perfusion scan remains cold.

Josh Neman - Chief Clinical Officer, NeOnc Technologies Holdings, Inc.

Our third patient, again, is a 32-year-old female. She was diagnosed with an IDH4 mutant astrocytoma, again, with an unknown MGMT methylation status. Her initial management was biopsy and adjuvant therapy was started with radiation and one cycle of temozolomide. On pre-study MRI, she showed that she had recurrence and her first dose was on October of 2024. And she is currently on 12 cycles of NEO100 and is alive. Dr. Chen.

Thomas Chen - Founder, CSO and Board Director, NeOnc Technologies Holdings, Inc.

This shows the patient has a small recurrence. This is in her left frontal lobe. And with treatment, at cycle 2, you can still see that the patient has a lesion at that same area. At cycle 12, the contrast enhancing portion is now gone. And with the perfusion scan, you do not see the lesion anymore as well.

Josh Neman - Chief Clinical Officer, NeOnc Technologies Holdings, Inc.

Our fourth patient is a female of 30 years old. She was also diagnosed with a Grade IV IDH1 mutant astrocytoma. Her initial management included surgical resection with pathological confirmed diagnosis. She went on adjuvant therapy, which was radiation therapy and temozolomide. Again, she went on screening in March of 2025 and began NEO100 alone. She is currently on 7 cycles of NEO100 and alive. Dr. Chen?

Thomas Chen - Founder, CSO and Board Director, NeOnc Technologies Holdings, Inc.

This shows that she has a right frontal lesion at the time of recurrence. After 2 cycles, that area enhancement is not seen, and her perfusion scan is full. After cycle 7, you can see that there is still some enhancement. Question was whether this was just pseudo progression. And you can see here that her perfusion scan remains full.

Josh Neman - Chief Clinical Officer, NeOnc Technologies Holdings, Inc.

Our last patient is a male, 34 years of age, diagnosed again with a Grade 4 IDH1 mutant astrocytoma with MGMT unmethylated status. He underwent surgical resection, followed by adjuvant therapy of radiation and temozolomide. He was enrolled in NEO100 and has been on cycle 7 or 7 months of NEO100 and is alive, with no other current therapies. Dr. Chen?

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Thomas Chen - Founder, CSO and Board Director, NeOnc Technologies Holdings, Inc.

This shows the patient has a small right frontal lesion. And you can see an area of hypermetabolic activity on this MRI perfusion scan. After 2 cycles, you still see the lesion, but now that area of hypermetabolic activity on the perfusion scan is no longer seen. And after 6 cycles, the lesion has stayed about the same size, but the perfusion scan shows that the lesion is not seen with no activity.

Josh Neman - Chief Clinical Officer, NeOnc Technologies Holdings, Inc.

So now we’re going to move on to our data for our long-term survivors. These include our World Health Organization Grades III and IV IDH mutant astrocytomas. These subjects are from our Phase 1, Phase 2 and Compassionate Care program. Out of patients who have been on NEO100, as you can see, 8 out of 24 of these patients are termed long-term survivors, meaning that they have been on NEO100 and surviving following initiation of the therapy for a minimum of 18 months.

The median survival for these patients is 88 months in total. We do not see any major toxicity reported across the cohorts, and there are no adverse events as well.

In summary, our NEO100 clinical outcomes for recurrent WHO Grade III/IV IDH1 mutant astrocytomas are that for progression-free survival at 6 months, we have 44% of patients who’ve achieved this progression-free survival. This outperforms historical benchmarks of 21% to 31% for IDH1 mutant recurrent high-grade gliomas.

With respect to our radiographic response, 21% of patients achieved significant radiographic remission. This response rate exceeds the 8% typically observed with salvage therapies for recurrent gliomas. Finally, with our long-term survivors, 33% of patients demonstrated a durable survival of greater than 18 months post-initiation of NEO100 with a median overall survival of 88 months. Dr. Chen?

Thomas Chen - Founder, CSO and Board Director, NeOnc Technologies Holdings, Inc.

Thank you, Josh. First of all, I want to say that this is the first of its kind signal for a durable response. And with our NEO100 trial, we are seeing MRI-confirmed significant response in a setting that’s rarely seen. This provides a potential paradigm shift with multi-year survival and demonstrates that NEO100 is a CNS-penetrant metabolic therapy that is durable.

Our differentiation of our drug from current therapy is that it’s minimal toxicity. It’s a nasal brain delivery system, and it’s much more durable and can be performed at home compared to standard chemotherapy. This provides us with translational momentum to support future phase 2b/3 and global trials.

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Josh Neman - Chief Clinical Officer, NeOnc Technologies Holdings, Inc.

Now I’d like to open it up to discussions and remarks from Drs. Henry Friedman and Alex Miller. Dr. Henry Friedman is our Chair of our Advisory Board and our distinguished Professor of neuro-oncology and leader of the Preston Robert Tisch Brain Tumor Center at Duke University. Dr. Alex Miller is Chief of Neuro-Oncology and Co-Director of the Brain and Spine Tumor at the NYU Langone Health. Thank you.

Amir F. Heshmatpour - CEO, Executive Chairman, and President, NeOnc Technologies Holdings, Inc.

Alex, you want to go first?

Alexandra M. Miller - Chief of Neuro-Oncology and Co-Director of the Brain and Spine Tumor Center at NYU Langone

Sure. Thank you. Thank you so much for the exciting presentation and the data and for the kind introduction. Dr. Neman. Honored to be part of this team and very excited about the work that was just presented.

As everyone here alluded to, existing treatments for gliomas really inadequate and often our patients are sadly left with few options, most of which are palliative. And our effective treatments currently, for glioma really represent an urgent unmet need for innovative new strategies, especially ones with minimal side effects and easy administration.

So NeOnc really represents a unique approach to the treatment of gliomas. And as I mentioned, I think particularly appealing is the ease of administration, the lack of significant side effects associated with the drug. And the fact that because there are so few side effects, it really has the potential to enable it to be layered on top of many of our other treatment strategies as well.

So the encouraging preliminary results that were just presented, I believe really provide clear justification for continued research on how NeOnc may be best deployed to become part of our armamentarium as neuro-oncologists that we can use in order to counter the devastating effects of gliomas on our patients and their families. And I’m really looking forward to the next phase and a bigger clinical trial to follow this signal and see how this work unfolds.

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Henry S. Friedman - Chair of Scientific Advisory Board, NeOnc Technologies Holdings, Inc.

Well, how am I supposed to follow that? That was quite eloquent and quite spot on. I’ve been doing this a long time and only rarely does an agent come out that gives one the hope that we’re going to see something really meaningful.

I remember I was there with the FDA for temozolomide. Our team at Duke led the push for Avastin. This reminds me of Avastin in the sense that we saw a small cohort of patients who had some extremely good responses and that led really quickly to approval for recurrent disease and an allowance to use it in newly diagnosed disease with bulk disease present.

Everything I see tells me there’s a strong signal here. Everything tells me for all the reasons Alex elucidated that this is something we really should be pursuing. Duke will participate in these trials, of course. This is something that needs to be pursued, but I am heartened that we’ve got something that’s going to prove to be very meaningful. And I don’t say that very often in this field.

Thomas Chen - Founder, CSO and Board Director, NeOnc Technologies Holdings, Inc.

Thank you, Dr. Friedman.

Josh Neman - Chief Clinical Officer, NeOnc Technologies Holdings, Inc.

Thank you, Dr. Friedman, Dr. Miller. We’re going to go to the web for questions, and I see that we have several already. Dr. Chen, maybe I’m going to point this question towards you. The first question is there any toxicity that is considered on target? Does NEO100 -- does your drugs metabolism suggest any drug that NEO100 can’t be combined with?

Thomas Chen - Founder, CSO and Board Director, NeOnc Technologies Holdings, Inc.

The answer is that there are no visible toxicity with NEO100. In terms of combination therapy, we have done some compassionate use patients with combination therapy, but we have not had a formal product.

Josh Neman - Chief Clinical Officer, NeOnc Technologies Holdings, Inc.

Great. And a second follow-up question, Dr. Chen, is, is the resistance mechanism to NEO100 understood? And any ideas of what might predict the long responses?

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Thomas Chen - Founder, CSO and Board Director, NeOnc Technologies Holdings, Inc.

That’s a great question. It still illustrates the fact that we do not understand fully all the mechanisms of NEO100. NEO100, to me, the response that we’re seeing is really the tip of the iceberg in terms of what we can potentially achieve with the stroke. We know for sure that it’s not toxic. We also know for sure that it has activity. How it combines with other therapies, how it combines with either recurrent disease or newly diagnosed disease are topics that we will be exploring.

Josh Neman - Chief Clinical Officer, NeOnc Technologies Holdings, Inc.

Great. I’m going to -- Dr. Friedman, there’s another question in the chat that I’m going to ask you. Given the durable responses and favorable safety profile, could NEO100 qualify for breakthrough therapy, fast track, or even orphan drug designation expansion?

Henry S. Friedman - Chair of Scientific Advisory Board, NeOnc Technologies Holdings, Inc.

Yes. I think that those are things that we need to pursue. They’re all different pathways, but all of them need to be explored. The problem, of course, is the FDA a year ago is not the FDA of today. So I’m not sure where we are, but one very heartening step was that Rick Pazdur was just made head of CDER. And that’s usually important. He was Head of the Oncology Center. Now he’s Head of CDER and he brings to bear a predictable way of responding to the kinds of issues that we’re talking about now. So I think that orphan disease, well, that’s easy. It’s orphan disease. That’s a no brainer. Breakthrough or other ways that one can expedite the review, again, depends on their perception of the data.

But I think that the thing that’s most striking to me, frankly, is less the responses than the duration of time that patients who were progressing go on the drug and stay on the drug. That is the single most important thing as far as I’m concerned. Responses are nice to show people and I’m not pooh-poohing them in any way. But when I see a curve or a slide that shows me you’ve got patients on there for years on the drug and they were actively progressing at the time they entered that therapy, that’s a signal that needs to be pursued. I think the FDA will probably feel the same way.

Josh Neman - Chief Clinical Officer, NeOnc Technologies Holdings, Inc.

Thank you, Dr. Friedman. Dr. Miller, there’s one question that I’m going to -- in the chat, that may be pointed to you. Again, based on its safety profile, could NEO100 be explored in combination with temozolomide, CCNU/Lomustine, or other inhibitors, including immunotherapy?

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Alexandra M. Miller - Chief of Neuro-Oncology and Co-Director of the Brain and Spine Tumor Center at NYU Langone

Absolutely. And I was just, thinking as I was going through trial designs in my head during the presentation that I think that’s a clear place to go, is to layer it on top of standard of care, especially for the IDH median population where we often see better responses to chemotherapy. But even though we see better responses, we know that those responses are inadequate and not durable. And so anything we can do to lengthen that amount of time for our patients, I think we should pursue.

Josh Neman - Chief Clinical Officer, NeOnc Technologies Holdings, Inc.

Okay, great. Thank you. We have several other questions, but I know we’re running out of time. So I’m going to now turn it over to Mr. Heshmatpour for closing remarks.

Amir F. Heshmatpour - CEO, Executive Chairman, and President, NeOnc Technologies Holdings, Inc.

Thank you. Thank you, Josh. Thank you, everyone. It looks like Dr. David Ashley has joined us, as well as Axel. So with the closing remarks, as of today, NEO100 is fully enrolled, a pivotal achievement that positions us to deliver the full FDA six-month readout by May 12 of 2026. We are deeply encouraged by the safety, durability and clinically meaningful benefits we’ve seen to date, and even more inspired by what lies ahead.

On behalf of our entire NeOnc team, I want to extend my heartfelt thanks to our investigators, collaborators and above all, our patients. Your commitment and courage continues to push our mission forward. Together, we are not just advancing our therapy. We are advancing hope for those fighting brain cancer. And thank you, and God bless.

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